Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       THE DUN & BRADSTREET CORPORATION
            (Exact name of Registrant as specified in its charter)

               Delaware                              13-3998945
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                      The Dun & Bradstreet Corporation
                            One Diamond Hill Road
                            Murray Hill, NJ 07974
  (Address, including zip code, of Registrant's principal executive office)

 1998 DUN & BRADSTREET CORPORATION REPLACEMENT PLAN FOR CERTAIN NON-EMPLOYEE
           DIRECTORS HOLDING DUN & BRADSTREET EQUITY-BASED AWARDS
  1998 DUN & BRADSTREET CORPORATION NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE
                                    PLAN
                          (Full title of the Plan)
                               Nancy L. Henry
                Senior Vice President and Chief Legal Counsel
                      The Dun & Bradstreet Corporation
                            One Diamond Hill Road
                            Murray Hill, NJ 07974
                               (908) 665-5000
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)
                                 Copies to:
                            Joel S. Hoffman, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000

                        CALCULATION OF REGISTRATION FEE


                                                                                    Proposed         Proposed
                                                                                    Maximum          Maximum          Amount of
                                                                 Amount to be    Offering Price     Aggregate        Registration
          Title of Securities to be Registered                    Registered       Per Share      Offering Price         Fee

       Common Stock, $0.01 par value per share<F1><F2><F3>        275,000<F4>     $27.375<F4>     $7,528,125<F4>     $2,220.80

<F1>  Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.
<F2>  Includes shares that may be purchased as a result of the exercise of options that have been transferred to family members and other eligible transferees under the applicable plan.
<F3>  The shares are issuable pursuant to the respective plans as follows:
      1998 Dun & Bradstreet Corporation Replacement Plan for Non-Employee Directors Holding Dun & Bradstreet Equity-Based Awards - 75,000 shares, 1998 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan - 200,000 shares.
<F4>  Pursuant to Rule 457(h)(i) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low closing prices of the Common Stock reported on the New York Stock Exchange Composite Tape on July 31, 1998.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents filed by The Dun & Bradstreet Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

    (a) The Company's Registration Statement on Form 10/A-2 filed on June 18, 1998 pursuant to the Exchange Act (file no. 1-14037) (the "Form 10/A-2 Registration Statement")

    (b) The description of the Company's capital stock contained in the Form 10/A-2 Registration Statement.

    (c) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on June 18, 1998.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

    Not required.

Item 5. Interests of Named Experts and Counsel

    None.

Item 6. Indemnification of Directors and Officers

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

    The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

    Not applicable.

Item 8. Exhibits

    The following exhibits are filed as part of this Registration Statement:

4.1       Restated Certificate of Incorporation
          of the Company (incorporated herein by
          reference to Exhibit 3.1 to the Form
          10/A-2 Registration Statement).

4.2       By-Laws of the Company (incorporated
          herein by reference to Exhibit 3.2 to
          the Form 10/A-2 Registration
          Statement).

4.3       The Rights Agreement, dated as of June
          3, 1998, between the Company and First
          Chicago Trust Company of New York
          (incorporated herein by reference to
          Exhibit 1 to the Company's
          Registration Statement  on Form 8-A
          filed on June 18, 1998).

5         Opinion of Simpson Thacher & Bartlett

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Simpson Thacher & Bartlett
          (included in Exhibit 5)

24        Power of Attorney

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on this 27th day of July, 1998.

                                  THE DUN & BRADSTREET CORPORATION
                                          (Registrant)


                                  By /s/ Nancy L. Henry
                                    --------------------------
                                       Nancy L. Henry
                                       Senior Vice President
                                       and Chief Legal Counsel






   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


    Signature                            Title                      Date

/s/Volney Taylor             Chairman, Chief Executive          July 27, 1998
---------------------------  Officer and Director (principal
   Volney Taylor             executive officer)

/s/Frank S. Sowinski         Senior Vice President and Chief    July 27, 1998
---------------------------  Financial Officer (principal
   Frank S. Sowinski         financial officer)

/s/Chester J. Geveda, Jr.    Vice President and Controller      July 27, 1998
---------------------------  (principal accounting officer)
   Chester J. Geveda, Jr.

* Hall Adams, Jr.            Director                           July 27, 1998
---------------------------
  Hall Adams, Jr.

*Clifford L. Alexander, Jr.  Director                           July 27, 1998
---------------------------
 Clifford L. Alexander, Jr.

* Mary Johnston Evans        Director                           July 27, 1998
---------------------------
  Mary Johnston Evans

    Signature                            Title                      Date

* Ronald L. Kuehn, Jr.       Director                           July 27, 1998
---------------------------
  Ronald L. Kuehn, Jr.

* Robert J. Lanigan          Director                           July 27, 1998
---------------------------
  Robert J. Lanigan

* Vernon R. Loucks, Jr.      Director                           July 27, 1998
---------------------------
  Vernon R. Loucks, Jr.

* Henry A. McKinnell, Jr.    Director                           July 27, 1998
---------------------------
  Henry A. McKinnell, Jr.

* Michael R. Quinlan         Director                           July 27, 1998
---------------------------
  Michael R. Quinlan

By /s/ Nancy L. Henry                                           July 27, 1998
---------------------------
Attorney-in-Fact

                          INDEX TO EXHIBITS

Exhibit
Number                       Description

4.1              Restated Certificate of Incorporation
                 of the Company (incorporated herein by
                 reference to Exhibit 3.1 to the Form
                 10/A-2 Registration Statement).

4.2              By-Laws of the Company (incorporated
                 herein by reference to Exhibit 3.2 to
                 the Form 10/A-2 Registration
                 Statement).

4.3              The Rights Agreement, dated as of June
                 3, 1998, between the Company and First
                 Chicago Trust Company of New York
                 (incorporated herein by reference to
                 Exhibit 1 to the Company's
                 Registration Statement on Form 8-A
                 filed on June 18, 1998).

5.               Opinion of Simpson Thacher & Bartlett

23.1             Consent of PricewaterhouseCoopers LLP

23.2             Consent of Simpson Thacher & Bartlett
                 (included in Exhibit 5)

24               Power of Attorney